UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: October 30, 2020

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd. Suite 200 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined below), on October 30, 2020, Sun Communities, Inc. (the “Company”) entered into (a) the Seventh Amendment to Agreement of Limited Partnership Agreement of Sun Communities Operating Limited Partnership (the “Partnership Agreement Amendment”) and (b) a Registration Rights Agreement (the “Registration Rights Agreement”) with Safe Harbor (as defined below) members that received certain Merger Securities (as defined below) at the closing of the Merger.

The descriptions of the Partnership Agreement Amendment and Registration Rights Agreement set forth in Item 2.01 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 30, 2020, the Company completed its previously-announced acquisition of Safe Harbor Marinas, LLC (“Safe Harbor”). The acquisition was pursuant to an Agreement and Plan of Merger dated September 29, 2020, among the Company, its primary operating subsidiary Sun Communities Operating Limited Partnership (the “Operating Partnership”), the Operating Partnership’s wholly-owned subsidiary, Sun SH LLC (the “Merger Sub”), Safe Harbor and certain other parties. The Operating Partnership acquired Safe Harbor through a merger of Merger Sub into Safe Harbor, with Safe Harbor being the surviving entity of the merger (the “Merger”).

At the closing of, and through its indirect ownership of Safe Harbor as a result of, the Merger, the Company acquired 99 marinas owned and operated by Safe Harbor and eight marinas Safe Harbor manages on behalf of third parties. At the closing of the Merger, the Company paid aggregate Merger consideration of approximately $2.0 billion, comprised of: (a) the Operating Partnership’s issuance of 55,403 common OP units with an aggregate value of approximately $8.0 million, (b) the Operating Partnership’s issuance of 581,407 Series H Preferred Units (the “Preferred Units” and together with the common OP units described above, the “Merger Securities”), with an aggregate value of approximately $58.1 million, (c) the Company’s indirect assumption of approximately $829.1 million of debt owed by Safe Harbor under the Safe Harbor Facility (as defined in Item 2.03 below), and (d) cash consideration of approximately $1.1 billion. The Merger consideration is subject to customary post-closing working capital adjustments.

In order to fund the cash portion of the Merger consideration, on October 26, 2020, the Company settled its previously-announced forward equity offering of 9,200,000 shares of Common Stock for net proceeds of approximately $1.2 billion. Giving effect to the shares issued in connection with the settlement and other recent activity, as of October 31, 2020, there were 107,562,852 shares of Common Stock issued and outstanding.

The Company’s acquisition, through its indirect ownership of Safe Harbor, of certain properties of Safe Harbor was subject to receipt of third-party consents. As of the closing of the Merger, consents had not been received with respect to three of such properties with agreed values of $93.1 million in the aggregate. Accordingly, an affiliate of the owners of Safe Harbor has retained these three properties. Until the earlier of (i) November 30, 2020, with respect to one of such properties (the “Delayed Closing Property”), and (ii) the Company’s acquisition of the remaining two properties (the “Delayed Consent Properties”), an affiliate of the Company will manage each such Delayed Closing Property and Delayed Consent Property under an arms-length management agreement; provided, that, the Company is not obligated to continue to manage any of the Delayed Consent Properties for a period longer than 30 months following the closing of the Merger.

Even if the applicable third-party consent for the Delayed Closing Property is not obtained before November 30, 2020, the Company is obligated on that date to acquire, through its indirect ownership of Safe Harbor, such Delayed Closing Property for cash consideration equal to its agreed value.

If and when the applicable third-party consent for a Delayed Consent Property is obtained in the two-year period following the closing of the Merger, the Company will acquire, through its indirect ownership of Safe Harbor, each such Delayed Consent Property for cash consideration equal to its agreed value. If the required third-party consent for either Delayed Consent Property is not received by the end of such two-year period, the Company will not have the right to acquire such Delayed Consent Property.

The Partnership Agreement Amendment sets forth the terms of the Preferred Units. The Preferred Units provide for quarterly distributions on the $100.00 per unit issue price of 3.00% per year. Subject to certain limitations, each Preferred Unit will be exchangeable at any time after its issuance date into that number of shares of the Company’s common stock (“Common Stock”) equal to the quotient obtained by dividing $100.00 by $164.00 (as such ratio is subject to adjustment for certain capital events). The Preferred Units rank (i) senior to the Operating Partnership’s outstanding common OP units and Series A-3 Preferred Units, and (ii) junior to the Operating Partnership’s outstanding Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units and any other partnership units that specifically provide that they will rank senior to the Preferred Units. Subject to certain limitations, the holders of Preferred Units will have the right to cause the Operating Partnership to redeem all or a portion of their Preferred Units for $100.00 per unit (plus any accrued but unpaid distributions) any time after the earlier of: (i) the fifth anniversary of the issuance date of the Preferred Units; or (ii) if the holder of the Preferred Units is a natural person, after receipt of the notice of the death of such holder.

At the closing of the Merger, the Company and holders of all 581,407 Preferred Units entered into the Registration Rights Agreement under which the Company has granted customary registration rights with respect to the shares of Common Stock underlying such Merger Securities. Under the terms of the Registration Rights Agreement, within 60 days after the closing of the Merger, the Company will use its commercially reasonable efforts to register the resale of the shares of Common Stock underlying the Merger Securities subject to the Registration Rights Agreement. Holders of the Merger Securities subject to the Registration Rights Agreement are also entitled to customary underwritten offering registration rights subject to certain terms and conditions.

All recipients of the Merger Securities have agreed not to sell or otherwise dispose of the Merger Securities or the shares of Common Stock issued upon the exchange of the Merger Securities for a period of 18 months after the closing of the Merger, subject to certain limited exceptions.

***

The foregoing description of the Registration Rights Agreement and the Partnership Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the applicable documents, copies of which are attached hereto as Exhibits 4.1 and 10.1, and the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Safe Harbor, as borrower, is a party to a Credit Agreement dated September 14, 2018 (as amended, the “Credit Agreement”) with SHM TRS, LLC (“SHM TRS”) and certain of Safe Harbor and SHM TRS’s subsidiaries, as guarantors, Citizens Bank, N.A. (“Citizens”), as Administrative Agent and Collateral Agent, and certain other lender parties. The Credit Agreement was amended upon the closing of the Merger on October 30, 2020. SHM TRS is an indirect subsidiary of the Company. SHM TRS and its subsidiaries are taxable REIT subsidiaries that hold assets used in connection with Safe Harbor’s business.

Pursuant to the Credit Agreement, Safe Harbor may borrow up to $1.0 billion under a senior credit facility, comprised of a $500.0 million revolving loan and a $500.0 million term loan (the “Safe Harbor Facility”). The Credit Agreement also permits Safe Harbor to request an increase to the revolving commitments and/or to establish additional term loans, with the existing lenders or new lenders, subject to the satisfaction of certain conditions, in an aggregate amount not to exceed $350.0 million. As of October 30, 2020, $500.0 million was outstanding under the term loan and approximately $329.3 million was outstanding on the revolving loan under the Safe Harbor Facility, (inclusive of $298 thousand in standby obligations under letters of credit). The maturity date for the Safe Harbor Facility is October 11, 2024 and, at Safe Harbor’s option, the maturity date for the term loan may be extended for two additional twelve-month periods, subject to the satisfaction of certain conditions. The Safe Harbor Facility bears interest at a floating rate based on an adjusted LIBOR rate or a base rate, plus a margin that is determined based on Safe Harbor’s ratio of consolidated funded debt to total asset value, calculated in accordance with the Credit Agreement, which margin can range from 1.375% to 2.250% for adjusted LIBOR rate loans and 0.375% to 1.250% for base rate loans. Based on Safe Harbor’s current ratio of consolidated funded debt to total asset value, the current margin is 2.00% on any adjusted LIBOR rate loans and 1.000% on any base rate loans. The Safe Harbor Facility is secured by the personal property of Safe Harbor, SHM TRS and certain of their subsidiaries and a pledge of the equity interests in certain subsidiaries of Safe Harbor, as well as a pledge of the Company’s indirect equity interests in SHM TRS and certain of its subsidiaries, subject to customary exceptions. At the lenders’ option, the Safe Harbor Facility will become immediately due and payable upon an event of default that is continuing under the Credit Agreement.

The Credit Agreement also contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for similar agreements, including specified financial covenants that require Safe Harbor to maintain at the end of each fiscal quarter a Consolidated Funded Debt to Total Asset Value of no greater than 55%, a Consolidated Pre-Distribution Fixed Charge Coverage Ratio of no less than 1.35:1.00, a Consolidated Post-Distribution Fixed Charge Coverage Ratio of no less than 1.00:1.00, and a Borrowing Base Coverage Ratio of no less than 1.00:1.00 (as these terms are defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the second amendment thereto, a copy of which is attached hereto as Exhibit 10.2, and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Merger Securities set forth in Item 1.01 above is hereby incorporated into this Item 3.02. The Company issued the Merger Securities to certain selling members of Safe Harbor as consideration for the Merger. The issuance of the Merger Securities was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Baxter Underwood, age 42, is the Chief Executive Officer of Safe Harbor. Upon the closing of the Merger, the Company’s Board of Directors designated him as an executive officer of the Company for purposes of securities laws. Mr. Underwood has served as Safe Harbor’s Chief Executive Officer since January of 2017. From 2015 to 2017, he served as President of Safe Harbor. Prior to joining Safe Harbor, Mr. Underwood was the Chief Investment Officer of CNL Lifestyle Properties, a previously public REIT, where he was responsible for the acquisition and management of a large portfolio of lifestyle assets.

On September 29, 2020, Mr. Underwood and Safe Harbor, through its affiliate International Marina Group I, LP, entered into an employment agreement, which became effective upon the closing of the Merger (the “Employment Agreement”). Under the Employment Agreement, Mr. Underwood will continue to serve as the Chief Executive Officer of Safe Harbor until March 31, 2026, subject to certain termination and extension rights, and will have the complete discretion, responsibility and authority to operate Safe Harbor subject to the terms of a delegation of authority policy. Mr. Underwood will be entitled to a base salary of $325,000 per year as well as an annual cash bonus based on the attainment of certain goals and objectives set by the Company. At the closing of the Merger, the Company also granted Mr. Underwood 69,368 shares of Common Stock, vesting in equal annual increments over a five year period, pursuant to a restricted stock award agreement. The Company has adopted an equity compensation program under which Safe Harbor’s employees, including Mr. Underwood, will be awarded shares of Common Stock in accordance with the terms of the program. In consideration for the Employment Agreement, Mr. Underwood has agreed to certain restrictive covenants which include an 18-month covenant not to compete with Safe Harbor’s business. However, under certain circumstances associated with the termination of this employment, Mr. Underwood may elect to forgo severance compensation and certain benefits (including acceleration of the vesting of his restricted shares) in exchange for a release of his obligations under this covenant not to compete.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3, and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method of Filing
4.1*	Registration Rights Agreement by and among Sun Communities, Inc. and certain holders of Merger Securities	Filed herewith

10.1	Seventh Amendment to Agreement of Limited Partnership Agreement of Sun Communities Operating Limited Partnership	Filed herewith

Exhibit No.	Description	Method of Filing
10.2*	Credit Agreement dated September 14, 2018, and the Second Amendment thereto dated October 30, 2020, among Safe Harbor Marinas, LLC as borrower; SHM TRS, LLC and certain subsidiaries of Safe Harbor Marinas, LLC and SHM TRS, LLC from time to time as guarantors; the lenders that are party thereto; and Citizens Bank, N.A., as Administrative Agent and Collateral Agent	Filed herewith

10.3*	Employment Agreement, dated as of September 29, 2020, but effective as of October 30, 2020, by and between Baxter Underwood and International Marina Group I, LP	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed on September 29, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: November 5, 2020	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President,
Chief Financial Officer, Secretary and Treasurer

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